EXHIBIT 23(a)

                   PricewaterhouseCoopers LLP
                     Tampa, Florida   33602



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Outback Steakhouse, Inc.
Tampa, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 17, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Outback Steakhouse, Inc. ("Outback"), which is incorporated by reference in Outback's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Tampa, FL
May 21, 1999